Exhibit 11.2

INDEPENDENT AUDITOR’S INCLUSION LETTER

We agree to the inclusion in this Offering Statement on Form 1-A, as amended, dated June 18, 2020, of our report, dated June 15, 2020, on our audit of the consolidated financial statements of YouNow, Inc. and Subsidiaries as of December 31, 2019 and 2018, and for the years then ended.

We also consent to the reference to us under the caption “Independent Auditors” in this Offering Statement.

/s/ Rosen Kuslansky, CPA, P.C.
Rosen Kuslansky, CPA, P.C.
Certified Public Accountants

New York, New York
June 23, 2020